UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BancFirst Corporation

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BancFirst Corporation

100 N. Broadway Ave.

Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	May 22, 2025.

TIME	9:30 a.m., local time.

PLACE

BancFirst Tower, 34th Floor, Petroleum Club, John Nichols Room,

100 North Broadway Avenue, Oklahoma City, Oklahoma 73102.

The meeting can also be accessed virtually via conference call by the following dial in number along with the accompanying access code. Dial in number: 1-408-418-9388. Access code: 2497 820 1852

ITEMS OF BUSINESS	1.	To elect the 17 directors nominated by our Board of Directors and named in the accompanying Proxy Statement;
	2.	To ratify the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
	3.	Advisory vote to approve executive compensation; and
	4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 31, 2025.

PROXY VOTING

Whether or not you attend the meeting in person or via conference call, it is important that your shares be represented and voted. Please vote your shares electronically through the Internet or by telephone or by completing, signing and dating your proxy card and returning it as soon as possible in the enclosed, postage−paid envelope. This proxy is revocable. You can revoke this proxy at any time prior to its exercise at the meeting by following the instructions in the Proxy Statement. Voting on the Internet or by telephone will eliminate the need to return a paper proxy card.

By Order of the Board of Directors:

Randy Foraker Secretary

Oklahoma City, Oklahoma

April 3, 2025

BANCFIRST CORPORATION

2025 ANNUAL MEETING

PROXY STATEMENT

BancFirst Corporation

100 N. Broadway Ave.

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of BancFirst Corporation to be used at our 2025 Annual Meeting of Shareholders (the “Annual Meeting”). In this Proxy Statement, we refer to the Board of Directors as the “Board,” to BancFirst Corporation as “we,” “us,” “our” or the “Company,” and to our wholly-owned subsidiaries, BancFirst as “BancFirst”, Pegasus Bank as “Pegasus” and Worthington Bank as "Worthington." This Proxy Statement, the accompanying proxy card or voter instruction card and our 2024 Annual Report on Form 10−K were first mailed to shareholders on or about April 11, 2025. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

What matters will be voted on at the Annual Meeting?

You will be voting on:

• Proposal 1: To elect the 17 directors nominated by our Board and named in this Proxy Statement;

• Proposal 2 To ratify the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

• Proposal 3: To consider an advisory vote to approve the compensation of named executive officers; and

• Such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are the Board’s recommendations?

The Board recommends a vote:

• for the election of the 17 directors nominated by our Board and named in this Proxy Statement;

• for the ratification of the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

• for the approval of named executive officers compensation.

Who is entitled to vote at the Annual Meeting?

The Board set March 31, 2025 as the record date for the Annual Meeting (the “record date”). You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on March 31, 2025. Your shares can be voted at the Annual Meeting only if you are attending via conference call, are present in person or represented by a valid proxy.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee. There are no voting restrictions on our common stock.

What is the difference between holding shares as a shareholder of record and beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, BancFirst Trust and Investment Management, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote during the Annual Meeting. If you wish to grant a proxy, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares during the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What will happen if I do not vote my shares?

Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by proxy card or during the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares and you do not provide voting instructions, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. These record holders can vote your shares only on routine matters and not on non-routine matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 3) are considered non-routine matters under the rules and regulations promulgated by NASDAQ and approved by the Securities and Exchange Commission (“SEC”). Consequently, brokers may not vote uninstructed shares on these proposals. The ratification of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025 (Proposal No. 2) is considered a routine matter under the rules and regulations promulgated by NASDAQ and approved by the SEC. Consequently, brokers may vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this proposal.

Abstentions and broker non-votes are counted as shares that are present for purposes of determining whether a quorum is present at the Annual Meeting. However, for purposes of determining whether a proposal is approved, abstentions and broker non-votes are tabulated separately. The effect of abstentions and broker non-votes depends on the vote required for a particular proposal. See “What vote is required to approve each proposal,” below, for a description of the effect of abstentions and broker non-votes on such proposal.

If you do not give your broker or nominee voting instructions, your broker or nominee will only be entitled to vote your shares on Proposal 2. We urge you to provide instructions to your broker, bank or other nominee so that your votes may be counted on all of these important matters.

How many votes can be cast by all shareholders?

Each share of BancFirst Corporation common stock is entitled to one vote. There is no cumulative voting. We had 33,241,564 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be represented, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares that are represented and entitled to vote on one or more of the matters to be voted upon at the Annual Meeting are counted as present for establishing a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal?

Proposal 1: Election of 17 Directors

The election of directors requires the affirmative vote of the holders of at least a majority of the common stock voted for uncontested elections. Each director nominee who receives at least a majority of the common stock voted will be elected as a director for the ensuing one year. However, if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy. Abstentions will have the same effect as votes “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 2: Ratification of the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025

This proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Abstentions will have the same effect as a vote “against” this proposal.

Proposal 3: Advisory vote to approve the compensation of the named executive officers

The advisory approval of this resolution requires the affirmative vote of a majority of the shares of common stock present at the Annual Meeting and eligible to vote. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy at any time before it is exercised by:

•
delivering to the Company, at any time before the Annual Meeting is called to order by our Secretary, a written notice of revocation addressed to Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 100 N. Broadway Ave., Oklahoma City, Oklahoma 73102;
•
casting a new vote over the Internet by visiting the website www.proxypush.com/BANF and following the instructions in your proxy materials or the proxy card provided to you before the Internet voting deadline of 9:30 a.m., Central Time, on May 22, 2025;
•
casting a new vote over the Telephone by calling 1-866-870-6370 and following the simple recorded instructions before the phone voting deadline of 9:30 a.m., Central Time on May 22, 2025;
•
by mailing a valid, later-dated proxy card to the Secretary of the Company at least five business days before the Annual Meeting; or
•
attending the Annual Meeting and voting in person.

However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. The meeting will be held in person and via conference call. The Annual Meeting will be held at the BancFirst Tower, 34th Floor, Petroleum Club, John Nichols Room, at 100 N. Broadway Ave., Oklahoma City, Oklahoma 73102. The meeting can also be accessed virtually via conference call by the following dial in number along with the accompanying access code. Dial in number: 1-408-418-9388. Access code: 2497 820 1852.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers, banks and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the Company’s proxy materials and annual report electronically?

The Proxy Statement and our 2024 Annual Report on Form 10−K are available at our proxy materials website at www.proxydocs.com/BANF. This website does not use any features that identify you as a visitor to the website. The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (other than the exhibits thereto), as well as copies of other filings or exhibits to filings made with the SEC, are also available without charge upon written request. Such requests should be directed to: Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 100 N. Broadway Ave., Oklahoma City, Oklahoma 73102.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., local time, at our principal executive offices at 100 N. Broadway Ave., Oklahoma City, Oklahoma. Please contact Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 100 N. Broadway Ave., Oklahoma City, Oklahoma 73102, to make arrangements.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published within four business days of the Annual Meeting on Form 8-K, which we will file with the SEC. After the Form 8-K is filed, you may obtain a copy by visiting our website at www.bancfirst.bank, which provides links to the SEC’s website. You may also obtain a copy by visiting the SEC’s website directly or by contacting Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 100 N. Broadway Ave., Oklahoma City, Oklahoma 73102.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders of record may contact our transfer agent, BancFirst Trust and Investment Management, by calling (405) 218-4117 or writing to BancFirst Trust and Investment Management, P.O. Box 26883, Oklahoma City, Oklahoma 73126, to get more information about these matters.

HOW DO I VOTE?

Your vote is important

You have the option to vote and submit your proxy over the Internet. If you have Internet access, we encourage you to record your vote over the Internet at www.proxypush.com/BANF. We believe it will be convenient for you, and it saves postage and processing costs. In addition, when you vote over the Internet, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you do not vote over the Internet, please vote by telephone or by completing and returning the enclosed proxy card or voting instruction card in the postage-paid envelope provided. Submitting your proxy over the Internet, by telephone, or by mail will not affect your right to vote in person if you decide to attend the Annual Meeting.

Vote by mail

If you choose to vote by mail, simply mark your proxy card or voting instruction card, sign and date it and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record, and send it to the Secretary of the Company at least five business days before the meeting.

The shares represented by the proxy cards or voting instruction cards received, properly marked, signed, dated and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board.

MATTERS TO BE VOTED ON

PROPOSAL 1

ELECTION OF 17 DIRECTORS

Our Board currently consists of 18 members. At the recommendation of the Independent Directors’ Committee, the Board has nominated 17 director nominees identified in this Proposal 1 to serve a one-year term, until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. For additional information about the director nominees and their qualifications, see “Corporate Governance—Directors of BancFirst Corporation.” The nominees for the election of directors at the Annual Meeting are as follows:

Name	Age	Occupation	Year First Elected Director
F. Ford Drummond	62	Owner/Operator, Drummond Ranch	2011
Joseph Ford	47	President, Shawnee Milling Company	2017
David R. Harlow	62	Chief Executive Officer, BancFirst Corporation	2017
Kimberly Ingram	56	Chief Executive Officer, Kelley Jewelers	2024
Mautra Staley Jones	46	President, Oklahoma City Community College	2021
Bill G. Lance	60	Secretary of State, Chickasaw Nation	2018
Dave R. Lopez	73	Controlling Manager, DL Dynamics, LLC	2013†
William Scott Martin	75	Private Investor	2018
Tom H. McCasland, III	66	President, Mack Energy Co.	2005
David E. Rainbolt	69	Chairman of the Board, BancFirst Corporation and BancFirst	1984
Dr. Leslie J. Rainbolt	67	Private Investor	2023
Robin Roberson	53	Entrepreneur, President and Co-founder of Agentech AI, Inc.	2017
Darryl W. Schmidt	62	Chief Executive Officer, BancFirst	2017
Natalie Shirley	67	Regent, University of Oklahoma	2013
Michael K. Wallace	71	President, Wallace Properties, Inc.	2007
Gregory G. Wedel	64	Managing Partner, Wedel, Rahill and Associates, CPA’s PLC	2014
G. Rainey Williams, Jr.	64	President, Marco Holding Corporation	2003

† Mr. Lopez previously served as a director of the Company from 2005-2011.

Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of these nominees as directors of the Company. The nominees have agreed to stand for election and, if elected, to serve as directors. However, if any person nominated by the Board is unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as the Independent Directors’ Committee and the Board may recommend.

The sections in this Proxy Statement titled “Corporate Governance—Directors of BancFirst Corporation” and “Stock Ownership—Directors and Officers” provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person.

The Board unanimously recommends a vote “FOR” the election of the nominees to the Board. Proxies solicited by the Board will be voted for each of the nominees unless instructions to withhold or to the contrary are given.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Forvis Mazars, LLP ("Forvis Mazars") was the Company’s independent registered public accounting firm for fiscal year 2024 and has been approved by the Audit Committee of the Board (the “Audit Committee”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification is not required by the Company’s certificate of incorporation, bylaws, Oklahoma law or otherwise, the Board is submitting the selection of Forvis Mazars to the Company’s shareholders for ratification because the Company values its shareholders’ views on the independent registered public accounting firm. If the Company’s shareholders fail to ratify the selection, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the selection of a different firm for fiscal year 2025. Even if the selection is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Forvis Mazars are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Forvis Mazars has advised the Company that they are independent with respect to the Company.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit services and non-audit services performed by our independent registered public accounting firm. The Audit Committee also considers whether such services are consistent with the SEC’s rules on auditor independence and considers whether our independent registered public accounting firm is positioned to provide us with effective and efficient audit services needed to properly manage risk or improve audit quality. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. No non-audit services were performed for the Company by Forvis Mazars during 2024 or 2023. The Audit Committee pre-approved 100% of audit fees and audit-related fees during the year ended December 31, 2024.

The following table shows the fees billed for the audit provided by Forvis Mazars during the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees	$888,100	$879,128
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$888,100	$879,128

Audit fees for professional services rendered by Forvis Mazars include fees related to the audits of the Company and of certain of our subsidiaries, other attestation services, internal control audits and assistance with interpretation of accounting standards.

Additional information concerning the Audit Committee and its activities with Forvis Mazars can be found in the following sections of this Proxy Statement: “Corporate Governance—Audit Committee” and “Audit Committee Report.”

The Board recommends a vote “FOR” the ratification of the selection of Forvis Mazars as the independent registered public accounting firm of the Company for 2025. Proxies solicited by the Board will be voted for the proposal unless contrary instructions are given.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the 2023 annual meeting of shareholders, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers. At such meeting, shareholders expressed their preference for an annual vote on executive compensation on an advisory, non-binding basis and, consistent with this preference, the Board determined that we will conduct such a vote on an annual basis. Our next advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers will occur at the 2029 annual meeting of shareholders.

We are providing the shareholders the opportunity for an advisory vote on the compensation of our named executive officers as required by section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"). This vote is known as “Say-on-Pay”.

We are asking shareholders to vote, in an advisory manner, to approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section of this Proxy Statement and the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement. Shareholders continue to show strong support of our executive compensation programs, with 99% of the votes cast for approval of our executive compensation proposal at our 2024 annual meeting of shareholders.

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders, and the Compensation Committee will consider the outcome of the vote in its establishment and oversight of the compensation of the named executive officers.

The Board recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

CORPORATE GOVERNANCE

The Company complies with all federal laws affecting corporate governance and disclosures, such as the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC and NASDAQ, as well as various governance best practices.

Director Independence

The NASDAQ’s listing standards require our Board to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that each of the following directors is independent: F. Ford Drummond, Joseph Ford, Kimberly Ingram, Mautra Staley Jones, Bill G. Lance, Dave R. Lopez, William Scott Martin, Tom H. McCasland, III, Robin Roberson, Natalie Shirley, Michael K. Wallace, Gregory G. Wedel and G. Rainey Williams, Jr. In addition, as prescribed by the NASDAQ Marketplace Rules, these independent directors have at least one scheduled meeting without management present. See “Corporate Governance—Independent Directors’ Committee.”

In determining independence, the Board reviews whether directors have any material relationship with the Company. The Board considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to the Company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with the Company, directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent in the following circumstances:

(1) The director is, or has been in the past three years, an employee of the Company, or an immediate family member of the director is, or has been in the past three years, an executive officer of the Company.

(2) The director has received, or has an immediate family member who has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company and pension or other forms of deferred compensation for prior service with the Company that is not contingent on continued service.

(3) (A) The director or an immediate family member is a current partner of the firm that is the Company’s external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member is or was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4) The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee.

(5) The director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year, or $200,000.

For these purposes, an “immediate family member” includes a director’s spouse, parents, children, siblings, mother-and father-in-law, sons-and daughters-in-law, brothers-and sisters-in-law and anyone who shares the director’s home.

Board Refreshment and Assessment

Effective Board refreshment and assessment processes are an integral part of corporate governance. No person is eligible to stand for election as a director if they have attained the age of 79 years old. As a result, we expect the size of the Board to be reduced in number due to normal retirements. The Board Issues Committee is responsible for identifying director candidates, assessing the skills and performance of continuing directors and recommending candidates for nomination to the Independent Directors Committee for their consideration as directors for the annual election and filling any Board vacancies.

Director Qualifications

The Company has no specified Board membership criteria that apply to nominees recommended for a position on the Company’s Board. However, members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology or public service. In addition, directors should represent a diversity of viewpoints, backgrounds, experiences, gender and other demographics. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Candidates for Directors

Candidates may come to the attention of the Board Issues Committee through current Board members, shareholders or other persons. Identified candidates may be considered at any point during the year. As described below, the Independent Directors’ Committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company’s Proxy Statement. In making its nominations, the Independent Directors’ Committee seeks to achieve a diversity of backgrounds, experience, skill-sets, ethnicity and gender on the Board.

Shareholder Recommendations

The policy of the Independent Directors’ Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board as described above under “Identifying and Evaluating Candidates for Directors.” In evaluating any such recommendations, the Independent Directors’ Committee will consider the balance of knowledge, experience and capability on the Board and will address the membership criteria set forth above under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Independent Directors’ Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Secretary pursuant to the procedure described under the heading “Proposals for the 2026 Annual Meeting of Shareholders.”

Skillset of Director Nominees

The Company believes the following skills should be represented in its Board of Directors to help ensure the success of the Company.

• Accounting/Finance	• Government Affairs
• Agriculture	• Healthcare
• Corporate Governance	• Investments
• Economic Development	• Law
• Education	• Manufacturing
• Energy	• Public Relations/Marketing
• Engineering	• Real Estate
• Entrepreneurship/Small Business	• Technology

To ensure that the Board has an appropriate mix of skills and experiences, the Board Issues Committee has prepared and evaluated the skill matrix below for the directors nominated for election. The skills listed were limited to three top skills for each director.

Name of Director	Director Skills Matrix
F. Ford Drummond	Agriculture	Investments	Law
Joseph Ford	Manufacturing	Agriculture	Technology
David R. Harlow	Accounting/Finance	Corporate Governance	Engineering
Kimberly Ingram	Accounting/Finance	Entrepreneurship/Small Business	Public Relations/Marketing
Mautra Staley Jones	Education	Accounting/Finance	Public Relations/Marketing
Bill G. Lance	Corporate Governance	Government Affairs	Healthcare
Dave R. Lopez	Government Affairs	Economic Development	Corporate Governance
William Scott Martin	Accounting/Finance	Investments	Real Estate
Tom H. McCasland, III	Energy	Investments	Entrepreneurship/Small Business
David E. Rainbolt	Accounting/Finance	Corporate Governance	Government Affairs
Dr. Leslie J. Rainbolt	Healthcare	Education	Corporate Governance
Robin Roberson	Technology	Entrepreneurship/Small Business	Economic Development
Darryl W. Schmidt	Accounting/Finance	Economic Development	Entrepreneurship/Small Business
Natalie Shirley	Corporate Governance	Law	Education
Michael K. Wallace	Real Estate	Entrepreneurship/Small Business	Public Relations/Marketing
Gregory G. Wedel	Accounting/Finance	Investments	Real Estate
G. Rainey Williams, Jr.	Investments	Law	Real Estate

Board Diversity

Although the Company has not adopted a formal policy, a Board consisting of individuals with diverse backgrounds ensures broader representation and deeper commitment to the Company’s employees and communities. Currently, 47% of our Board nominees are diverse from a gender, race or ethnic perspective. For additional information regarding the composition of our Board nominees, including diversity, see the Board Diversity Matrix below. The Board is committed to ensuring that it remains composed of directors who are equipped to oversee the success of the Company, striving to maintain an appropriate balance of diversity, skills and tenure in its composition, and intends to increase its gender diversity over the next few years. Principally, this will occur through a reduction in the size of the Board due to normal retirements.

Board Diversity Matrix
Total Number of Director Nominees	17
	Female	Male
Part I: Gender Identity
Directors	5	12
Part II: Demographic Background
African American or Black	1	0
White	4	9
Alaskan Native or Native American	0	2
Hispanic or Latino	0	1

Board Assessment Process

The Company’s Board completed an assessment in early 2025 that was led by the Board Issues Committee. The objectives of the assessment were to:

•
Consider board composition, including skills and diversity
•
Consider board committee structure, rotation and leadership
•
Assess the board’s satisfaction with oversight of strategy, governance, risk and financial performance
•
Improve meeting and information processes
•
Conduct individual director self-assessments of performance
•
Consider how to assist the directors to be more effective

The assessment process was based on a written survey including both whole board and director self-evaluations that was completed by all of the directors. The Board Issues Committee reviewed the results of the survey and comments received, and reported the results to the full Board in its March 2025 meeting. The Board Issues Committee then considered the survey results, including the director self-evaluations, in making its recommendation to the Independent Directors Committee for the director candidates to be considered for nomination for election. The board assessment process is conducted every three years.

Directors of BancFirst Corporation

The following information about each nominee for director to our Board includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Independent Directors’ Committee and our Board to determine that each individual should serve as one of our directors. The following information is current as of March 31, 2025:

Name (Age)	Business Experience During Past 5 Years and Other Information

F. Ford Drummond (62)

Mr. Drummond is currently the Owner/Operator of Drummond Ranch in Pawhuska, Oklahoma. He served as General Counsel for BMI-Health Plans from 1998 to 2008. He has served on the Board of Trustees for Allianz Funds in New York since 2005. He was also a member of the Oklahoma Water Resources Board, an Oklahoma state government regulatory board, from 2006 to 2017. In addition, he was a director of The Cleveland Bank in Cleveland, Oklahoma, from 1998 to 2012.

Mr. Drummond’s business experience, together with his experience serving as a bank director and his knowledge and awareness of the markets we serve, make him well qualified to serve as a board director.

Joseph Ford (47)

Mr. Ford has served as the President of Shawnee Milling Company, a family-owned milling company, since 2016. He was the Vice President of Operations of Shawnee Milling Company from 2005 to 2009, and then was the Senior Vice President of Operations from 2009 to 2016. From 2000 to 2003, Mr. Ford was an Information Consultant for Accenture Information Technology Consulting. He is also involved in a broad array of civic and community affairs.

Mr. Ford’s business and management experience and his knowledge and awareness of the markets we serve, makes him well qualified to serve as a board director.

David R. Harlow (62)

Mr. Harlow became Chief Executive Officer of BancFirst Corporation in May 2017. Mr. Harlow joined the Company in 1999 as Executive Vice President and Manager of Commercial Banking for BancFirst Oklahoma City. He was President of BancFirst Oklahoma City from 2003 to 2017 and was a Regional Executive from 2004 to 2017. He has also been a director of BancFirst since 2014.

Mr. Harlow’s banking experience, knowledge of the Oklahoma City market and of the other markets we serve, make him well qualified to serve as a board director.

Kimberly Ingram (56)

Ms. Ingram is the owner and Chief Executive Officer of Kelley Jewelers in Weatherford, Oklahoma. Ms. Ingram held the position of President of the Oklahoma Jewelers Association from 2008 to 2010. Ms. Ingram has dedicated over thirteen years serving on various community boards in the city of Weatherford, Oklahoma. She is also involved in a broad array of civic and community affairs.

Ms. Ingram’s extensive business and management experience make her well qualified to serve as a board director.

Mautra Staley Jones (46)

Ms. Jones is the President of Oklahoma City Community College. She has spent the last two decades in education and nonprofit administration. Additionally, she has provided oversight to various state agencies and civic organizations through board service.

Ms. Jones's extensive experience in education and nonprofit sectors as an administrator along with her work in advancement, business development, resource procurement, marketing, public relations and external affairs qualify her to serve as a board director.

Name (Age)	Business Experience During Past 5 Years and Other Information
Bill G. Lance (60)

Mr. Lance is the Secretary of State for the Chickasaw Nation. Mr. Lance was the Secretary of Commerce for the Chickasaw Nation from 2009-2022 and was responsible for the management of all commercial business enterprises of the Chickasaw Nation.

Mr. Lance’s executive management experience, his public service, and his extensive civic involvement make him well qualified to serve as a board director.

Dave R. Lopez (73)

Mr. Lopez served as Secretary of State of the State of Oklahoma from March 2017 to March 2018. Prior to that he was an independent executive consultant. Mr. Lopez served as the Secretary of Commerce and Tourism for the State of Oklahoma from 2012 to 2013 and also as the Executive Director of the Oklahoma Department of Commerce from 2011 to 2012. From 1979 to 2001, Mr. Lopez held various officer positions with SBC Communications, Inc. (now AT&T Inc.), a publicly held telecommunications company, including as President of SBC’s Oklahoma and Texas operations. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous study program for directors.

Mr. Lopez’s executive management experience, his public service, and his extensive civic involvement make him well qualified to serve as a board director.

William Scott Martin (75)

Mr. Martin was a principal shareholder and Chairman of the Board of both First Wagoner Corporation and First Chandler Corp., until their merger into BancFirst Corporation in January 2018. He is currently a director of First Bank of Burkburnett, Texas, and a director of First Chandler USA, Inc. and its subsidiary National American Insurance Company.

Mr. Martin’s executive management experience in banking, along with his knowledge and awareness of the markets we serve, make him well qualified to serve as a board director.

Tom H. McCasland, III (66)

Mr. McCasland has been President of Mack Energy Co., a privately-owned exploration and production company, since 1996 and was a community director of BancFirst Duncan from 1998 to 2015. Mr. McCasland has been a director of Investors Trust Company, an Oklahoma-chartered trust company, since 1984. He previously served on the Board of Directors of Cache Road National Bank of Lawton, Oklahoma, and Charter National Bank of Oklahoma City, Oklahoma.

Mr. McCasland’s extensive business and management experience in the oil and gas industry, together with his experience as a bank director and his knowledge and awareness of the markets we serve, make him well qualified to serve as a board director.

David E. Rainbolt (69)

Mr. Rainbolt was elected Executive Chairman of the Board of BancFirst Corporation in March 2017 and as Chairman of BancFirst in 2005. On December 19, 2024, the Board of Directors of the Company approved a request by Executive Chairman David E. Rainbolt for a change in status to Chairman of the Board, a non-executive position, effective January 1, 2025. Mr. Rainbolt was Executive Chairman of both BancFirst Corporation and BancFirst from May 2017 to December 2024. He was President and Chief Executive Officer of the Company from January 1992 to May 2017 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991. He currently serves on the board of OGE Energy Corp., a public company engaged in the energy delivery business.

Mr. Rainbolt’s executive management experience in banking, and specifically in bank acquisitions and corporate finance, along with his knowledge and awareness of the markets we serve, make him well qualified to serve as a board director.

Name (Age)	Business Experience During Past 5 Years and Other Information
Dr. Leslie J. Rainbolt (67)

Dr. Rainbolt is a private investor. Dr. Rainbolt received her M.D. from the University of Oklahoma College of Medicine and joined the faculty at the University of Oklahoma Health Sciences Center in the Department of Dermatology in 1994, teaching and practicing Pediatric Dermatology as a full time then volunteer faculty member. She also received an M.B.A. from the Thunderbird School of Global Management. From 2006-2020 she served on the University of Oklahoma Board of Regents. Dr. Rainbolt serves on the boards of several nonprofit and professional organizations. She is the sister of David E. Rainbolt.

Dr. Rainbolt’s experience in health care and higher education make her well qualified to serve as a board director.

Robin Roberson (53)

Ms. Roberson is the President and co-founder of Agentech AI, Inc. From 2022 to 2024, she was the Senior Vice President of Platform Partnerships for Eberl Claims Service, a nationwide leader of daily and catastrophic claims services. Previously, she was Managing Director, North America for Claim Central Consolidated. From 2009 to 2019, she was the Chief Executive Officer and co-founder of WeGoLook, an international on-demand field services company, and was its Vice Chairman of the Board from 2019 to 2020. Ms. Roberson has also served on the board of several nonprofit and professional organizations. Ms. Roberson provides artificial intelligence and digital strategy consulting services via FPOV.com.

Ms. Roberson’s extensive business and management experience make her well qualified to serve as a board director.

Darryl W. Schmidt (62)

Mr. Schmidt was appointed Chief Executive Officer of BancFirst in May of 2017. Mr. Schmidt was Chief Credit Officer of the Company from 2002 to 2015. Beginning in 2007 he served in a dual role as Chief Credit Officer and Director of Community Banking until late 2015, at which time these roles were again separated. He has been a director of BancFirst since 2003.

Mr. Schmidt’s banking experience and knowledge of the markets we serve throughout Oklahoma make him well qualified to serve as a board director.

Natalie Shirley (67)

Ms. Shirley is currently the Vice Chairman of the University of Oklahoma's Board of Regents. She served as President and Chief Executive Officer of the National Cowboy and Western Heritage Museum from January 2018 to October 2022. From 2011 to 2017 she was President of Oklahoma State University - Oklahoma City (OSU-OKC). From 2015 through 2017, Ms. Shirley served as Secretary of Education and Workforce Development for the State of Oklahoma. She served in Governor Brad Henry’s Cabinet as Oklahoma’s Secretary of Commerce and Tourism from 2007 to 2011. During this time, Ms. Shirley also served as the Executive Director of the Department of Commerce, the state’s leading economic development agency.

Ms. Shirley’s extensive business and management experience, along with her understanding of the markets we serve, make her well qualified to serve as a director.

Michael K. Wallace (71)

Mr. Wallace has been the President and owner of Wallace Properties, Inc. and Mike Wallace Homes, Inc., privately-owned real estate development and homebuilding companies, since 1994. Mr. Wallace also served on the community board of the BancFirst Jenks branch from 1999 to 2020.

Mr. Wallace’s extensive business and management experience, together with his knowledge and awareness of the markets we serve, makes him well qualified to serve as a board director.

Name (Age)	Business Experience During Past 5 Years and Other Information
Gregory G. Wedel (64)

Mr. Wedel has been managing partner of Wedel Rahill & Associates, CPAs, PLC since 1984. He started his career in public accounting with Peat Marwick (now KPMG). Mr. Wedel is a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He previously served on the Board of Directors and credit committee of an Oklahoma City community bank, from 2000 to 2014. He also serves on the boards of a number of regional, privately-owned companies.

Mr. Wedel’s extensive business and management experience, together with his accounting knowledge, makes him well qualified to serve as a board director.

G. Rainey Williams, Jr. (64)

Mr. Williams has been President of Marco Holding Corporation, a private investment partnership, and its predecessors, since 1988. He is also a member of BancFirst’s Senior Trust Committee. Mr. Williams was a director of American Trailer Works, a privately-held manufacturer of utility and cargo trailers, until its sale in 2016. He is a past Chairman of the Board of Trustees of the YMCA Retirement Fund and serves on the boards of several other not-for-profit entities and other privately-owned for-profit companies.

Mr. Williams’ extensive business and investment experience, together with his experience serving as a director and his knowledge of private equity investments, make him well qualified to serve as a board director.

Advisory Director. In addition to the nominees for director to our Board listed above, Greg G. Morse, CEO of Worthington Bank serves as an advisory director. Mr. Morse does not receive any compensation in connection his role as an advisory director.

Board Structure and Committee Composition

As of the date of this Proxy Statement, our Board of Directors consists of 18 members. The Company also has one advisory director who does not vote. The Company has the following standing committees: Executive Committee, Audit Committee, Compensation Committee, Independent Directors’ Committee, Board Issues Committee, Information Security Committee and Sustainability Committee. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. During fiscal 2024, the Board held 12 meetings. Each current director attended at least 75% of all Board and applicable standing committee meetings. Directors are encouraged to attend the annual meetings of the Company’s shareholders. All then-current directors, with the exception of Joseph Ford and Robin Roberson, attended the previous annual meeting of shareholders.

Name of Board Committee
Name of Director	Executive	Audit	Compensation	Independent Directors	Board Issues	Information Security	Sustainability
F. Ford Drummond			Member	Member
Joseph Ford		Member	Member	Member
Joe R. Goyne
David R. Harlow	Member					Member	Member
Kimberly Ingram				Member
Mautra Staley Jones				Member
Bill G. Lance		Member		Member
Dave R. Lopez				Member
William Scott Martin		Member		Member
Tom H. McCasland, III				Member
David E. Rainbolt	Member				Member
Dr. Leslie J. Rainbolt
Robin Roberson				Member		Member	Member
Darryl W. Schmidt	Member					Member
Natalie Shirley				Member
Michael K. Wallace				Member
Gregory G. Wedel		Chairman		Member	Member
G. Rainey Williams, Jr.			Chairman	Chairman	Chairman
Meetings in fiscal 2024	16	12	1	1	2	4	2

Board Leadership Structure and Risk Oversight

The Company’s senior leadership is shared between two positions — the Chief Executive Officer and the Chairman of the Board. Separating these positions allows the Company’s Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chairman of the Board to lead the Company’s Board in its fundamental role of oversight of management. The Company believes that, generally, the separated roles of Chief Executive Officer and Chairman provides an appropriate balance between leadership and independent oversight. However, the Company’s bylaws do not require separation of the offices of Chief Executive Officer and Chairman, and the Board believes this determination should be made in the Company’s best interests based on the circumstances at the time.

In deciding which board leadership structure it believes will provide the most effective leadership and board oversight for the Company, the Board considers a range of factors. The factors include but are not limited to: the Company’s operating and financial performance under the existing board leadership structure; recent or anticipated changes in the CEO role; and the effectiveness of current processes and structures for Board interaction with and oversight of management. The Board will continue to exercise its judgment periodically to determine the board leadership structure that it believes will provide appropriate leadership, direction and oversight, while facilitating the effective functioning of both the Board and management.

The Board is charged with general oversight of the management of the Company’s risks. The Board considers risks, as appropriate, among other factors in reviewing the Company’s strategy, business plan, budgets and major transactions. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. In particular, the Executive Committee assists the Board by reviewing reports from management on at least an annual basis on the risks facing the Company, management’s actions to address those risks and the Company’s risk management processes. Following its reviews of the reports, the Executive Committee reports the results of its reviews to the full Board. The Audit Committee assists the Board with oversight of operational and compliance risk by reviewing internal audit reports from the Company’s Chief Internal Auditor. The Compensation Committee oversees risks related to the Company’s compensation programs and policies and meets at least annually with the Chairman to discuss such risks.

Board Committees

Executive Committee

The Executive Committee meets monthly and has the authority to exercise all the powers of the full Board during the intervals between Board meetings, except the power to amend the Bylaws and those powers specifically delegated to other committees of the Board. Members of the Executive Committee in 2024 were directors David R. Harlow, David E. Rainbolt and Darryl W. Schmidt, and officers Dennis L. Brand (Chairman), Scott Copeland and D. Jay Hannah.

Audit Committee

The Audit Committee meets monthly and is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent registered public accounting firm is engaged to conduct the annual examination and the Audit Committee meets with the independent registered public accounting firm to discuss the scope and results of the examination. The Chief Internal Auditor reports to the Audit Committee, and the Chief Risk Officer meets with the Audit Committee to represent management.

Members of the Audit Committee in 2024 were Joseph Ford, Bill G. Lance, William Scott Martin and Gregory G. Wedel (Chairman). The Board has determined that each such member of the Audit Committee was independent pursuant to applicable NASDAQ and SEC rules. The Board also determined that Mr. Wedel is an audit committee financial expert as defined by applicable SEC rules. The Board also determined that Mr. Martin is a banking industry expert. The Audit Committee has a written charter. The charter is available on the Company’s website under Investor Relations. A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement. The report of the Audit Committee is included herein under the heading “Audit Committee Report”.

Compensation Committee

The Compensation Committee of the Company meets at least annually and determines the compensation of the Chief Executive Officers of BancFirst Corporation and BancFirst, and reviews and approves the compensation of the other executive officers of the Company. During 2024, the Compensation Committee was composed of F. Ford Drummond, Joseph Ford and G. Rainey Williams, Jr. (Chairman), each of whom has been determined by the Board to be independent directors under applicable NASDAQ and SEC standards. The Compensation Committee has a written charter. The charter is available on the Company’s website under Investor Relations. A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement. The report of the Compensation Committee is included herein under the heading “Compensation Committee Report”.

Independent Directors’ Committee

The Independent Directors’ Committee meets at least annually in executive session to discuss significant matters and review the actions of management of the Company, and serves as the Board’s nominating committee. The sessions are scheduled and chaired by the lead independent director, who in 2024 was G. Rainey Williams, Jr. Any independent director may request that an additional executive session be scheduled. The Independent Directors’ Committee consists of those directors who meet the applicable NASDAQ and SEC independence requirements, which during 2024 were F. Ford Drummond, Joseph Ford, Kimberly Ingram, Mautra Staley Jones, Bill G. Lance, Dave R. Lopez, William Scott Martin, Tom H. McCasland, III, Robin Roberson, Natalie Shirley, Michael K. Wallace, Gregory G. Wedel and G. Rainey Williams, Jr. The Independent Directors’ Committee has a written charter. The charter is available on the Company’s website under Investor Relations. A free printed copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement.

Board Issues Committee

The Board Issues Committee meets at least annually and considers matters regarding membership, processes, education and compensation of the Board itself. The Board Issues Committee makes recommendations regarding these matters to the Independent Directors Committee and the full Board for approval. During 2024 the members of the Board Issues Committee were David E. Rainbolt, Gregory Wedel and G. Rainey Williams, Jr. (Chairman). The Board Issues Committee has a charter, and a copy is available to any shareholder who requests it from the Secretary at the address on the cover of this Proxy Statement.

Information Security Committee

The Information Security Committee meets quarterly and oversees management of the Information Security Program and cybersecurity risk. The members of the Information Security Committee are directors David R. Harlow, Robin Roberson and Darryl W. Schmidt, and officers Scott Copeland, Randy Foraker and D. Jay Hannah. The Information Security Committee generally meets quarterly.

Sustainability Committee

The Sustainability Committee meets at least annually and assists the Board and executive management with developing a strategy for enhancing sustainability and incorporating environment, social and governance factors into the Company's business processes. During 2024 the members of the Sustainability Committee were directors David R. Harlow and Robin Roberson, and officers Randy Foraker (Chairman), Kelly Foster, Hannah Andrus and Dara Wanzer. The Sustainability Committee reports to the Executive Committee, which in turn reports to the Board of Directors. A copy of the Company’s Sustainability Report can be viewed under the Investor Relations link found on the Company’s website at www.bancfirst.bank.

In addition to the foregoing standing committees of the Board, BancFirst, which is the Company's principal bank, has the following standing management committees:

Senior Loan Committee of BancFirst

The Senior Loan Committee of BancFirst is a management committee that assists the Board and executive management with the administration of corporate credit policies and procedures, and evaluates loans within its designated policy guidelines. The Senior Loan Committee generally meets weekly.

Asset/Liability Committee of BancFirst

The Asset/Liability Committee ("ALCO") of BancFirst is a management committee that administers BancFirst’s corporate investment and asset/liability management policies and procedures, and manages BancFirst’s liquidity, interest rate risk and market risk. The ALCO generally meets monthly.

Risk Oversight Committee of BancFirst

The Risk Oversight Committee of BancFirst is a management committee that assists the Board and executive management with administration of corporate policies and procedures, oversight of risks other than credit risk, and with other matters concerning the management of BancFirst’s business. The Risk Oversight Committee generally meets monthly.

Senior Trust Committee of BancFirst

The Senior Trust Committee of BancFirst is a Board committee that provides oversight of all trust-related functions and activities. The Senior Trust Committee generally meets monthly.

Recovery of Erroneously Awarded Compensation Policy

On October 26, 2023, the Board adopted a policy for the recovery of erroneously awarded executive compensation designed to comply with the NASDAQ listing rules that became effective as of December 1, 2023. The recovery of erroneously awarded executive compensation policy was included as Exhibit 97 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Under the policy, in the event the Company is required to issue an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under securities laws, the Board or a designated committee or committees authorized by the Board will review and enforce the reimbursement or forfeiture of incentive compensation received by any current or former executive officer (those that perform “policy-making functions”, that is Section 16 officers) during the three-year period preceding the date when the Company is required to prepare the accounting restatement. This reimbursement or forfeiture should be the amount of incentive compensation received that exceeds the amount that otherwise would have been received had it been determined based on the restated amounts, without regard to any taxes. The policy establishes a Deferred Bonus Pool. The recovery of any amounts from an executive officer who participates in the Deferred Bonus Pool shall be made first against the balance of that officer’s deferred bonus in the pool. Incentive-based compensation, for the purpose of this policy, does not include any equity granted, such as stock options or restricted stock units. These equity awards are subject to vesting solely upon the completion of a specified employment period, without any performance condition.

Anti-Hedging Policy

The Company has an Anti-Hedging Policy for all directors, officers and employees. The policy prohibits any employee, officer or director from engaging in any transactions to hedge or offset any decrease in the market value of equity securities of the Company. In addition, all employees, officers and directors are prohibited from engaging in “short-swing” trading of securities issued by the Company by purchasing and selling, or selling and repurchasing such securities within a period of less than six months. The Company does not prohibit pledging of equity securities of the Company.

Insider Trading Policy

The Company has an Inside Information/Insider Trading policy for all directors, officers and employees. The policy prohibits any employee, officer or director from acting upon material inside information prior to public disclosure through the purchase or sale of securities of the Company for their own accounts or for fiduciary or agency accounts, and from divulging such information to others except as required by Company business. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities.

Code of Conduct

We have adopted a Code of Conduct that applies to all directors, officers and employees of the Company. The purpose of the Code of Conduct is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial books and records and the preparation of its financial statements. In addition, the Code of Conduct sets forth our corporate ethics based on a set of core values by which we operate our Company and conduct our daily business with our customers, vendors and shareholders and with our fellow employees. Anti-bribery provisions are embodied in our Code of Conduct, which prohibit all directors, officers and employees from authorizing or making any improper payment for any form of bribery, payoff, illegal contribution, or other payments of a questionable nature to individuals, businesses or government entities. In addition, the Code of Conduct includes the Company's Inside Information/Insider Trading policy. The Code of Conduct also includes information for an anonymous Internet and telephone-based reporting tool that assists management and employees to work together to address fraud, abuse, misconduct and other violations in the workplace. All reports are reviewed, investigated and addressed, as applicable, by the Company’s Director of Human Resources, Chief Executive Officer, Chief Internal Auditor and Audit Committee Chairman. Retaliation against any reporting person, including whistle-blowers, is explicitly prohibited. Copies of the Code of Conduct may be requested from the Secretary at the address on the cover of this Proxy Statement. A copy of our Code of Conduct can be viewed under the Investor Relations link found on the Company’s website at www.bancfirst.bank.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors

c/o Secretary

BancFirst Corporation

100 N. Broadway Ave.

Oklahoma City, Oklahoma 73102

Such communication should be clearly marked “Shareholder-Board Communication.” The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board, and must state the number of shares beneficially owned by the shareholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit the correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board evaluates and determines the compensation of the Chief Executive Officers of BancFirst Corporation and BancFirst, considering any performance factors, market compensation information, and management recommendations that it deems appropriate. The Compensation Committee also reviews and approves the compensation of the other executive officers of the Company. In connection with these duties, the Compensation Committee meets at least annually with the Chairman to discuss, review, and evaluate the relationship between risk management policies and practices and executive compensation arrangements. This meeting includes a review of the structure and components of the compensation arrangements, the material potential sources of risk in the Company's business lines and compensation arrangements and our various policies and practices that mitigate these risks. Within this framework, a variety of topics are discussed, including the parameters of acceptable and excessive risk taking (recognizing that some risk taking is an inherent part of operating any business) and the general business goals and concerns of the Company, including the need to attract, retain, and motivate qualified executives and other personnel.

The Compensation Committee believes that our overall compensation practices for the executive officers, which include the following elements, limit the ability of executive officers to benefit from taking unnecessary or excessive risks:

• executive compensation that is heavily weighted toward fixed salaries;

• maximum payouts that limit the aggregate payout potential of cash incentive compensation;

• a strong alignment of risk management goals and incentive pay;

• balance between short-term and long-term incentive compensation opportunities; and

• the Company’s historical emphasis on character and integrity at all levels of the organization.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement under the heading “Executive Compensation”. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10−K for the year ended December 31, 2024.

Submitted by the Compensation Committee of the Board of Directors:

G. Rainey Williams, Jr. (Chairman)

F. Ford Drummond

Joseph Ford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Drummond, Ford and Williams currently serve on the Compensation Committee. None of these individuals is or has been an officer or associate of the Company, or had any relationship with the Company required to be disclosed under “Transactions with Related Persons.” No executive officer of the Company is, or was during 2024, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2024, an executive officer serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The following report is for the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process for fiscal year 2024.

Members of the Audit Committee in 2024 were Joseph Ford, Bill G. Lance, William Scott Martin and Gregory G. Wedel (Chairman). All of the Audit Committee members are “independent directors” as defined in the Marketplace Rules of The NASDAQ Global Market. Mr. Wedel has been designated as the audit committee financial expert by the Board. The Board has adopted an Audit Committee Charter, a copy of which is available on the Company’s website under Investor Relations. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, its discussions and deliberations, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided and discussed with the Audit Committee the formal written statement and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's independence. The Audit Committee also discussed with the independent registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to their independence.

Following the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Audit Committee of the Board of Directors:

Gregory G. Wedel (Chairman)

Joseph Ford

Bill G. Lance

William Scott Martin

TRANSACTIONS WITH RELATED PERSONS

BancFirst, Pegasus and Worthington have made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans made to persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the appropriate Board of Directors of BancFirst, Pegasus or Worthington. All other transactions involving the Company in which a director or executive officer or immediate family member may have a direct or indirect material interest are required to be approved by the Audit Committee.

A son of David E. Rainbolt, Chairman, is employed by the Company’s commercial property and casualty insurance agency subsidiary as a licensed agent. His total compensation for 2024 was $514,114. Because it is a combination of base salary and commission for production that is based on a standard commission schedule, this compensation will vary from year to year.

EXECUTIVE OFFICERS

Information with respect to our executive officers (including certain executive officers of BancFirst, our principal subsidiary bank) as of March 31, 2025 is set forth below. Each officer serves a term of office of one year or until the election and qualification of his or her successor.

Name	Age	Executive Officer Since	Position
David R. Harlow	62	1999	President and Chief Executive Officer, BancFirst Corporation
Darryl W. Schmidt	62	2002	President and Chief Executive Officer, BancFirst
Dennis L. Brand	77	1992	Vice Chairman
Hannah Andrus	39	2024	Executive Vice President, Chief Financial Officer and Treasurer
Scott Copeland	60	1992	Executive Vice President and Chief Operations Officer, BancFirst
Roy C. Ferguson	78	1992	Executive Vice President and Chief Credit Officer, BancFirst
Randy Foraker	69	1987	Executive Vice President, Chief Risk Officer and Secretary
Kelly Foster	56	1998	Executive Vice President and Chief Compliance Officer, BancFirst
D. Jay Hannah	69	1984	Executive Vice President and Chief Communications Officer, BancFirst
Dara Wanzer	53	2017	Executive Vice President of Human Resources, BancFirst

Each of the above-named executive officers has been employed by the Company for at least the last five years, with the exception of Hannah Andrus, who joined the Company in 2024. Prior to such date and for at least five years preceding her employment with the Company, Ms. Andrus was a Senior Manager, Assurance Services for Ernst & Young LLP.

Management Succession

Annually, the Executive Vice President of Human Resources and the Chief Executive Officer prepare a company-wide management succession plan, developed by input from Presidents and Regional Executives. The Executive Committee reviews succession plans for all key positions, including the Chief Executive Officers, on an annual basis. As part of this evaluation, the Company reviews development plans for current and prospective senior level managers and other high potential employees.

Following the Executive Vice President of Human Resources' presentation to the Executive Committee, the Chairman discusses management succession with the Board. These discussions include an evaluation of critical or vulnerable positions, in particular for key executive positions.

EXECUTIVE COMPENSATION

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to BancFirst Corporation and its subsidiaries, BancFirst, Pegasus and Worthington.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation for the named executive officers in the Summary Compensation Table and for our executive officers generally. SEC regulations require us to include our Chief Executive Officer, David R. Harlow (CEO), and our Chief Financial Officer, Hannah Andrus (CFO), as of May 8, 2024 and Kevin Lawrence (our former CFO), as named executive officers. In addition, these regulations require us to include the three most highly compensated executive officers in 2024 other than the CEO and CFO. In addition to Harlow, Andrus and Lawrence, our named executive officers are Darryl W. Schmidt, the CEO of BancFirst, David E. Rainbolt, our Executive Chairman until December 31, 2024, and Scott Copeland, the Chief Operations Officer (COO) of BancFirst.

Objectives of our Compensation Program

Overview

Our primary mission is to create long-term value for our shareholders consistent with our commitment to maintain the safety and soundness of the Company, BancFirst, Pegasus and Worthington. To accomplish this, we believe that we must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. Our executive compensation practices are designed to achieve four primary objectives:

• attract and retain qualified executives who will lead us and inspire superior performance;

• provide incentives for achievement of corporate goals and individual performance;

• provide incentives for achievement of long-term shareholder return; and

• align the interests of management and employees with those of the shareholders to encourage continuing increases in shareholder value.

Our goal is to effectively balance base salaries with short-term incentive compensation that is performance-based, and long-term compensation awards that are commensurate with an officer’s individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive’s responsibilities increase.

The Compensation Committee of our Board is responsible for reviewing and recommending to the full Board of Directors for approval, our overall compensation and benefit programs in consultation with David E. Rainbolt, our Chairman, and for determining the compensation of David R. Harlow, the Chief Executive Officer of BancFirst Corporation, and Darryl W. Schmidt, the Chief Executive Officer of BancFirst. The Chairman made recommendations to the committee concerning his own compensation, but the Chairman did not participate in the deliberations or decisions of the Compensation Committee concerning his compensation. Messrs. Harlow or Schmidt determines the compensation, including salary, performance-based incentive pay and other awards, for other executive officers, subject to the review of the Compensation Committee. The Compensation Committee currently consists of three directors, F. Ford Drummond, Joseph Ford and G. Rainey Williams, Jr. (Chairman), all of whom are independent under applicable NASDAQ and SEC standards.

Our Compensation Committee relies on various factors when reviewing and evaluating our executive compensation policies, the performance of our named executive officers and the establishment of appropriate compensation levels and programs for such officers. These factors include an executive’s individual performance and contributions to our strategic objectives, recommendations from the Chairman, internal pay equity and the results of our 2024 “say-on-pay” vote, for which the advisory vote on our executive compensation program was approved with 99% of the votes cast in favor of the resolution. The Compensation Committee also considers the performance of the management team as a group, the Chairman’s assessment of other executives’ individual performance and the Chairman’s compensation recommendations with respect to the other executive officers as part of its process. The Compensation Committee considered all of these factors, including the 2024 “say-on-pay” vote result, as it evaluated whether any changes to our executive compensation program were warranted and it determined that no changes were warranted at that time.

Executive Participation in Committee Discussions

The Executive Vice President of Human Resources participates in the Compensation Committee’s compensation-setting process. Executive participation is meant to provide the Compensation Committee with input regarding our compensation philosophy, process and decisions. In addition to providing information on relevant measures, this executive articulates management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future awards and otherwise supplies information to assist the Compensation Committee. The Executive Vice President of Human Resources participates in Compensation Committee discussions purely in an informational and advisory capacity, but has no vote in the committee’s decision-making process. No executive officer attends those portions of the Compensation Committee meetings during which the performance of the executive officers is evaluated or their compensation is being determined.

Executive Compensation Program

Our compensation structure primarily consists of the following components:

• base salary;

• performance-based incentive pay, which includes both profitability and risk management measurements;

• long-term award(s)—including restricted stock unit grants, supplemental executive retirement agreements and survivor benefit agreements; and

• benefits available to all employees, including a 401(k) plan and an employee stock ownership plan.

We consider market practices to achieve an overall compensation program that aims to provide a total compensation package for our executive officers that is generally competitive with the compensation paid to similarly situated executive and senior officers of comparable-sized financial institutions. We review the market practices by speaking to recruitment agencies and reviewing the data on financial institutions of similar size, growth potential and market area as reported in publicly available documents, such as proxy statements.

Base Salary

One of the objectives of our compensation program is to establish base salaries for executive officers that are competitive to those of comparable companies in our industry and our local marketplace. We believe that base salaries should be competitive to attract and retain talented senior management. We consult various sources to identify adequate and competitive base salary levels, including industry surveys, feedback from recruiters and information contained in publicly available documents. The base salary levels for David R. Harlow, the Chief Executive Officer of BancFirst Corporation, and Darryl W. Schmidt, the Chief Executive Officer of BancFirst (together, the “CEOs”), are established annually by the Chairman and submitted to the Compensation Committee for evaluation and recommendation to the full Board for approval. The Compensation Committee’s evaluation of the CEOs’ base salaries was based on the factors above, including the current financial performance of BancFirst as measured by earnings, asset growth and overall financial soundness. Base salary for the other executive officers is established by the CEOs and is submitted for review by the Compensation Committee. In setting base salaries, the CEOs consider the seniority and level of responsibility of each executive officer, taking into account competitive market compensation paid by other companies as described above. Salaries for executive officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities. Increases in base salary are based on the evaluation of factors such as the individual’s level of responsibility, performance and level of compensation. The salaries paid during fiscal year 2024 to our named executive officers are shown in the Summary Compensation Table.

Annual Performance-Based Incentive Pay

We believe that the payment of performance-based incentive compensation based on business and personal goals is important to focus our executive officers on the achievement of short-term corporate goals. Accordingly, all of our executive officers are eligible to receive an annual cash amount based on our performance-based incentive program. The performance-based incentive program is designed to reward our executive officers for the attainment of short-term business and/or personal performance goals that are established at the beginning of each fiscal year, and can be in amounts ranging from 10% to 25% of the executive officer’s base salary. Performance-based incentive compensation for the CEOs is recommended by our Chairman, subject to review and approval by the Compensation Committee. Performance-based incentive compensation for our other executive officers is established by the CEOs, subject to review and approval by the Compensation Committee. The CEOs and the Compensation Committee use judgment and discretion taking into account the business and economic environment, our overall performance, budgetary considerations, each executive officer’s performance in relation to the goals set for him or her, competitive factors within the industry and retention of key executives.

Annual incentive payments under the program for a particular year with respect to executive officers who are in bank senior management are based on a combination of financial and individual performance criteria established before the beginning of the year. Such performance criteria generally will vary depending on the executive officer’s authority. Thus, for example, for those executive officers having authority or responsibility over the entire company, the performance criteria includes attainment, on a Company-wide basis, of budgeted net income, classified assets to capital, results of our internal operational audits and results of regulatory compliance audits. For executive officers having line authority over a particular group of branches, such as Regional Executives, the performance criteria includes the attainment of these same objectives, but only with respect to the particular branches over which the executive officer has responsibility. For executive officers having responsibility over various corporate administrative functions, annual incentive payments are based primarily on the attainment of individual performance objectives negotiated at the beginning of the year. Attainment of individual performance objectives is based on a subjective evaluation of each individual officer’s performance. An executive officer’s potential cash incentive payment depends upon two factors: (x) the executive’s position, which establishes a maximum cash incentive award as a percent of base salary and (y) the extent to which the performance criteria have been achieved, with the concurrence of the CEOs and the Compensation Committee. Whenever the specified performance criteria are not fully met, the Chairman and the Compensation Committee determine the amount of incentive compensation paid, if any, based on their subjective evaluation of the extent to which the criteria were met and other factors. The Compensation Committee conducts an evaluation of the CEOs’ individual performances and determines the appropriate amount of performance-based incentive pay, considering the recommendations of the Chairman.

The payment of performance-based incentive compensation generally occurs in December of each year in respect of achievements of the fiscal year then ending. For 2024, each of the named executive officers was eligible for performance-based incentive compensation from 10% to 25% of the respective executive’s base salary. As discussed in detail below, each of the named executive officers received the maximum performance-based incentive compensation totaling 25% of his or her base salary.

Deferred Bonus Pool

For the named executive officers bonus, 5% of their base salary out of their total performance-based incentive is contributed to a Deferred Bonus Pool, as determined by the Compensation Committee at the end of such year. The deferred bonus is eligible to be paid at the end of the third year subsequent to the year of deferral, and may be paid on the last payday of that year. The payment of each deferred bonus is based upon the following conditions having been met during the three-year deferral period.

• No material financial statement restatements

• No material error or omission in the Company’s required disclosures filed with the SEC

• No gross negligence, misconduct or illegal acts by the respective executive officers in performing their responsibilities

The Compensation Committee shall determine whether the conditions for payment of the bonuses have been met.

Mr. Harlow

For 2024, Mr. Harlow was eligible for a bonus of up to 25% of his base salary, based upon budgeted net income and classified assets to capital for BancFirst Corporation, and the results of the internal audits of BancFirst Corporation’s branches, all determined on a Company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2024	Maximum Percentage of Base Salary	2024 Goal	Actual 2024 Performance
Budgeted net income for BancFirst Corporation	11.00%	$195,418,000	$216,354,000
Classified assets to capital for BancFirst Corporation	11.00%	(1)	(1)
Internal audit	3.00%	(2)	(2)

(1) Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.

(2) Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services. The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.49, calculated by dividing the total of the scores for all branches by the total number of bank branches.

The budgeted net income goal, classified assets to capital goal and internal audit goal were fully attained. Accordingly, the Chairman recommended that the Compensation Committee determine that Mr. Harlow be paid the maximum bonus amount for each goal, which resulted in Mr. Harlow receiving a total cash incentive bonus for 2024 equal to 20% of his base salary and a 5% deferred bonus that is eligible to be paid in cash at the end of 2027.

Ms. Andrus

Ms. Andrus joined the Company on March 20, 2024 and became CFO on May 8, 2024. For 2024, Ms. Andrus was eligible for a bonus of up to 25% of her base salary. The 2024 performance objectives for Ms. Andrus included overall financial performance, strategic and operational objectives in connection with Ms. Andrus’s role throughout the year as Chief Financial Officer. Ms. Andrus’s performance objectives for 2024 included the following:

• Ensuring the integrity and timeliness of financial and regulatory reporting;

• Continuing to monitor actual financial performance as compared to budget;

• Overseeing and monitoring our tax credit investments;

• Evaluating and appropriately managing finance and accounting organizational structure, systems, workflow and staffing requirements;

• Managing the budgeting and forecasting process;

• Overseeing our capital plan, including monitoring capital levels and recommending appropriate adjustments as needed; and

• Financial performance.

In reviewing Ms. Andrus’s attainment of those objectives, Mr. Harlow made a subjective determination that Ms. Andrus was generally successful in achieving the objectives set for her. Accordingly, Mr. Harlow recommended that the Compensation Committee approve his determination that Ms. Andrus be paid the maximum possible bonus, which resulted in Ms. Andrus receiving a total cash incentive bonus for 2024 equal to 20% of her base salary and a 5% deferred bonus that is eligible to be paid in cash at the end of 2027.

Mr. Lawrence

Mr. Lawrence, who served as the Company’s Chief Financial Officer since April 1, 2015, resigned from his position with the Company effective May 7, 2024, to pursue other career interests.

Mr. Lawrence was eligible for a bonus of up to 25% of his base salary. The 2024 performance objectives for Mr. Lawrence included overall financial performance, strategic and operational objectives in connection with Mr. Lawrence’s role throughout the year as Chief Financial Officer. Mr. Lawrence’s performance objectives for 2024 included the following:

• Ensuring the integrity and timeliness of financial and regulatory reporting;

• Continuing to monitor actual financial performance as compared to budget;

• Overseeing and monitoring our tax credit investments;

• Evaluating and appropriately managing finance and accounting organizational structure, systems, workflow and staffing requirements;

• Managing the budgeting and forecasting process;

• Overseeing our capital plan, including monitoring capital levels and recommending appropriate adjustments as needed; and

• Financial performance.

As a result of his resignation, Mr. Lawrence did not receive a cash incentive bonus for 2024.

Mr. Schmidt

For 2024, Mr. Schmidt was eligible for a bonus of up to 25% of his base salary, based upon budgeted net income and classified assets to capital for BancFirst, and the results of the internal audits of the BancFirst’s branches, all determined on a Company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2024	Maximum Percentage of Base Salary	2024 Goal	Actual 2024 Performance
Budgeted net income for BancFirst	11.00%	$177,416,000	$191,310,000
Classified assets to capital for BancFirst	11.00%	(1)	(1)
Internal audit	3.00%	(2)	(2)

(1) Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.

(2) Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services. The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.27, calculated by dividing the total of the scores for all branches by the total number of bank branches.

The budgeted net income goal, classified assets to capital goal and internal audit goal were fully attained. Accordingly, the Chairman recommended that the Compensation Committee determine that Mr. Schmidt be paid the maximum bonus amount for each goal, which resulted in Mr. Schmidt receiving a total cash incentive bonus for 2024 equal to 20% of his base salary and a 5% deferred bonus that is eligible to be paid in cash at the end of 2027.

Mr. Rainbolt

For 2024, Mr. Rainbolt was eligible for a bonus up to 25% of his base salary, based upon budgeted net income and classified assets to capital for BancFirst, and the results of the internal audits of the BancFirst’s branches, all determined on a Company-wide basis. Each of these factors was weighted, as indicated in the following table:

Objectives for 2024	Maximum Percentage of Base Salary	2024 Goal	Actual 2024 Performance
Budgeted net income for BancFirst	11.00%	$177,416,000	$191,310,000
Classified assets to capital for BancFirst	11.00%	(1)	(1)
Internal audit	3.00%	(2)	(2)

(1) Federal and state banking regulations prohibit us from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.

(2) Branches are assigned internal scores from 1 to 5, with 1 being the best, based on results of regulatory compliance audits as well as management’s subjective assessment of each branch’s performance in certain other categories, such as information technology, trust and insurance services. The goal is to receive an average score between 1 and 1.50. The maximum incentive compensation of 2% available for the internal audit metric was based on an average score of 1.27, calculated by dividing the total of the scores for all branches by the total number of bank branches.

The budgeted net income goal, classified assets to capital goal and internal audit goal were fully attained. Accordingly, the Chairman recommended that the Compensation Committee determine that he be paid the maximum bonus amount for each goal, which resulted in Mr. Rainbolt receiving a total cash incentive bonus for 2024 equal to 20% of his base salary and a 5% deferred bonus that is eligible to be paid in cash at the end of 2027.

Mr. Copeland

For 2024, Mr. Copeland was eligible for a bonus up to 25% of his base salary. The 2024 performance objectives for Mr. Copeland included financial performance, strategic and operational objectives in connection with Mr. Copeland’s role throughout the year as Chief Operations Officer. Mr. Copeland’s performance objectives for 2024 included the following:

•
Evaluating and appropriately managing organizational structure, systems, workflow and staffing requirements of Information Systems, Digital Delivery, Operational Compliance, Operational Support, Item Processing and Treasury Services Sales and Support;
•
Overseeing and monitoring our core banking system’s facilities management and operations;
•
Monitoring actual financial performances as compared to budget for his areas of responsibility;
•
Planning for and overseeing multiple system conversions and upgrades; and
•
Negotiating and executing renewal of our core system processing contract.

In reviewing Mr. Copeland’s attainment of those objectives, Mr. Schmidt made a subjective determination that Mr. Copeland was generally successful in achieving the goals and objectives set for him. Accordingly, Mr. Schmidt recommended that the Compensation Committee approve his determination that Mr. Copeland be paid the maximum possible bonus, which resulted in Mr. Copeland receiving a total cash incentive bonus for 2024 equal to 20% of his base salary and a 5% deferred bonus that is eligible to be paid in cash at the end of 2027.

Equity Awards

Historically, the Company has not granted equity awards to the same degree as its peers; typically, awards have been made either as an employment incentive in connection with the Company’s efforts to employ an executive officer, as a retention device or to focus executive officers on the achievement of long-term corporate goals.

The Company does not have stock ownership guidelines for its directors or executive officers. Given the Chairman’s significant existing stock ownership in the Company, he has recommended to the Compensation Committee that he not be granted any additional stock awards. Awards granted to our other executive officers are recommended by our Executive Committee and ratified by the full Board.

The long-term incentive award information for the Company’s named executive officers during fiscal year 2024 is included in “Executive Compensation—Grants of Plan-Based Awards” and additional information on the option awards is shown in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Restricted Stock Unit Grants

On May 25, 2023, the shareholders of the Company adopted the BancFirst Corporation 2023 Restricted Stock Unit Plan (the "RSU Plan"). The RSU Plan was effective as of June 1, 2023 and for a period of ten years thereafter. The RSU Plan will continue in effect after such ten-year period until all matters relating to the payment of awards and administration of the RSU Plan have been settled. The restricted stock units ("RSUs") vest beginning two years from the date of grant at the rate of 20% per year for five years. The RSUs are settled and distributed as of each vesting date. The fair value of each RSU granted is equal to the market price of the Company’s stock at the date of grant.

Stock Option Grants

Previously, executive officers have received equity compensation awards in the form of nonqualified incentive stock options under the BancFirst Corporation Stock Option Plan (the "Employee Plan"). The stock options were designed to align the interests of the executive officers with the shareholders’ long-term interests by providing them with equity awards that generally were exercisable beginning four years from the date of grant at the rate of 25% per year for four years. The Employee Plan was replaced by the RSU Plan, and terminated on June 1, 2023. Stock options outstanding under the Employee Plan will remain outstanding under their existing terms, until they are exercised or expire.

All stock options granted under the Employee Plan were made at the market price at the time of the award. The Company has not granted stock options with an exercise price that was less than the closing price of the Company’s common stock as reported by NASDAQ on the grant date, nor has it granted stock options which were priced on a date other than the grant date. The Employee Plan provided that repricing of stock option was only done through cancellation and re-grant, with a limit of 300,000 shares in a 12 month period. No stock options granted under the Employee Plan were repriced during the previous 12 months.

Supplemental Executive Retirement Agreements

In 2007, the Company entered into supplemental retirement agreements with a number of the Company’s executive officers designated by the Chairman. These agreements seek to encourage the executive officers who are parties to such agreements to remain employed with the Company. Under the terms of the agreements, which were approved by the Compensation Committee, the executive officer will receive a specified annual benefit paid in monthly installments for a specified number of years, typically 10 years, after retirement at age 65. If the executive officer’s employment is terminated by the Company for cause or by reason of voluntary early retirement, the executive officer will not receive any benefits under the agreement. The agreements also provide for specified benefits (generally, the discounted present value of the income stream) in the event of a change-in-control or involuntary early retirement. For details regarding the terms and payments under the supplemental retirement agreements for Scott Copeland, David R. Harlow and Darryl W. Schmidt, the only named executive officers receiving such a benefit, see “Executive Compensation—Potential Payments on Termination or Change-in-Control.”

Survivor Benefit Agreements

The Company has also entered into survivor benefit agreements with a number of the Company’s executive officers designated by the Chairman. In connection with these agreements, the Company purchased life insurance policies with respect to the relevant individuals. Under these agreements, the Company owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums. Upon the executive officer’s death while still employed with the Company, a beneficiary selected by the executive officer is entitled to a specified amount of the death benefit under the policy. The survivor benefit agreement and any benefit from it terminates upon the executive officer’s termination of employment for any reason, including retirement or disability. Scott Copeland, David R. Harlow and Darryl W. Schmidt are the only named executive officers who participated in this benefit. The value of the benefit is included as one of the components of compensation reported in “Summary Compensation Table – All Other Compensation.”

Benefits Available to All Employees

The Company maintains a 401(k) employee savings and retirement plan, as well as an employee stock ownership plan (“ESOP”), both of which are broad-based plans covering all full-time employees, including the Company’s executive officers, who have attained the age of 21 years and who have completed six months of employment during the year. The Company’s matching contribution to the 401(k) plan equals 50% of the first 6% of pay that is contributed by a participating employee to the plan. Benefits under the ESOP are based solely on the amount contributed by the Company, which is used to purchase the Company’s common stock. A participant’s allocation is the contribution percentage approved by the Board multiplied by the participant’s eligible compensation for that year. The total amount contributed by the Company to the ESOP for 2024 was $6,430,000, and the total amount contributed by the Company to the 401(k) plan for 2024 was $3,605,000. The contribution to the ESOP is based primarily on profits of the Company, but any contribution to the ESOP is within the sole discretion of the Board and there are no specific performance measures set forth in the ESOP. The Company’s contribution to these plans in 2024 is included as one of the components of compensation reported in “Summary Compensation Table – All Other Compensation.”

The Company offers group health and dental benefits to all full-time employees. A specified amount of the premium is paid by the Company for all participating employees, and the employees pay the additional amount of the premium for their respective level of coverage. The Company also provides fully-paid group term life insurance and long-term disability insurance to all full-time employees. The benefits under these group plans are based in part on the annual salaries of the employees.

Perquisites

The Company generally limits perquisites that it makes available to executive officers to those that are available to all employees or are required for their efficient conduct of Company business. Two of the five named executive officers are furnished Company-owned automobiles. Certain of the named executive officers and other executive officers are also provided with club memberships and are reimbursed for cell phones. Pursuant to the Company’s Aircraft Policy, the named executive officers and other management employees are provided use of the Company’s aircraft for business purposes. Generally, no named executive officer is provided use of the Company aircraft for personal travel. Pursuant to the Aircraft Policy, any such personal use is fully charged against the individual, at a rate of $650 per flight hour plus pilot expenses. The Company aircraft is owned jointly by BancFirst and an entity affiliated with David E. Rainbolt, whose personal use of the Company aircraft is governed by the terms of a Joint Ownership Agreement. Information on the perquisites received by the named executive officers is included in “Summary Compensation Table – All Other Compensation.”

Employment Arrangements

The Company does not have written employment arrangements with any of the named executive officers or any other executive officer.

Deductibility of Named Executive Officers Compensation

The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. The fair value of stock and option awards listed in the summary compensation table do not count towards the $1.0 million remuneration. Proceeds from the distribution of stock awards and the exercise of option awards that were granted on or after June 24, 2011 count towards the $1.0 million remuneration.

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer and the three most highly compensated officers other than the principal executive officer and principal financial officer, collectively referred to as the named executive officers ("NEOs") in this Proxy Statement, for services rendered in all capacities to the Company during the last three fiscal years ended December 31, 2024.

Summary Compensation Table
		Salary	Performance-based Incentive Pay		Stock Awards	Option Awards	Non-qualified Deferred Compensation Earnings		All Other Compensation		Total
Name and Principal Position	Year	($)	($)		($)	($)	($)		($) (3)		($)
David R. Harlow	2024	700,000	175,000	(1)	—	—	61,529	(2)	33,906	(4)	970,435
CEO	2023	666,500	166,625	(1)	—	—	56,297	(2)	32,480	(4)	921,902
	2022	635,000	158,750	(1)	—	—	51,465	(2)	30,681	(4)	875,896

Hannah Andrus	2024	214,712	68,750	(1)	352,120	—	—		14,574		650,156
Executive Vice President
and CFO

Kevin Lawrence	2024	148,587	—		—	—	—		—		148,587
Executive Vice President	2023	360,000	90,000	(1)	—	—	—		24,150		474,150
and CFO	2022	335,000	83,750	(1)	—	—	—		22,020		440,770

Darryl W. Schmidt	2024	700,000	175,000	(1)	—	—	60,986	(2)	33,472	(4)	969,458
President and	2023	666,500	166,625	(1)	—	—	55,800	(2)	30,735	(4)	919,660
CEO of BancFirst	2022	635,000	158,750	(1)	—	—	51,012	(2)	29,326	(4)	874,088

David E. Rainbolt	2024	400,000	100,000	(1)	—	—	—		71,114		571,114
Executive Chairman	2023	400,000	100,000	(1)	—	—	—		64,599		564,599
	2022	400,000	100,000	(1)	—	—	—		57,990		557,990

Scott Copeland	2024	475,000	118,750	(1)	—	—	50,364	(2)	27,421		671,535
Executive Vice President	2023	450,000	112,500	(1)	—	—	46,080	(2)	25,257		633,837
and COO	2022	411,538	102,750	(1)	—	352,147	42,124	(2)	23,067		931,626

(1) Includes for each of the named executive officers a deferred bonus amount shown in the following table:

		Deferred Bonus
Name and Principal Position	Year	($)
David R. Harlow	2024	35,000
CEO	2023	33,325
	2022	31,750

Hannah Andrus	2024	13,750
Executive Vice President and CFO

Kevin Lawrence	2024	—
Executive Vice President and CFO	2023	18,000
	2022	16,750

Darryl W. Schmidt	2024	35,000
President and CEO of BancFirst	2023	33,325
	2022	31,750

David E. Rainbolt	2024	20,000
Executive Chairman	2023	20,000
	2022	20,000

Scott Copeland	2024	23,750
Executive Vice President and COO	2023	22,500
	2022	21,250

(2) Consists of the change in the present value of accumulated benefit payable to Messrs. Harlow, Schmidt and Copeland, respectively, under the Supplemental Executive Retirement Agreement dated November 15, 2006.

(3) Includes for each of the named executive officers contributions by the Company to the Retirement Plans and the values attributed to certain life insurance benefits, shown in the following table:

		Retirement Plan Contributions
Name and Principal Position	Year	($)
David R. Harlow	2024	26,048
CEO	2023	24,090
	2022	21,960

Hannah Andrus	2024	14,534
Executive Vice President and CFO

Kevin Lawrence	2024	—
Executive Vice President and CFO	2023	24,090
	2022	21,960

Darryl W. Schmidt	2024	26,048
President and CEO of BancFirst	2023	24,090
	2022	21,960

David E. Rainbolt	2024	26,048
Executive Chairman	2023	24,090
	2022	21,960

Scott Copeland	2024	26,048
Executive Vice President and COO	2023	24,090
	2022	21,960

(4) Includes the values attributed to the personal use of Company owned automobiles provided to the respective named executive officers (as calculated in accordance with Internal Revenue Service guidelines).

Grants of Plan-Based Awards

The table below sets forth the information for restricted stock units granted from the BancFirst Corporation 2023 Restricted Stock Unit Plan to the named executive officers during 2024:

Restricted Stock Units Awarded
Name	Grant Date	Number of shares of stock units (#)	Grant Date Fair Value of Stock Units ($)
Hannah Andrus	3/29/2024	4,000	352,120

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options and stock previously awarded to the named executive officers at December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
David R. Harlow	16,250	48,750	(1)	51.30	2/28/2035	—		—
Hannah Andrus	—	—		—	—	4,000	(3)	468,720
David E. Rainbolt	—	—		—	—	—		—
Darryl W. Schmidt	16,250	48,750	(1)	51.30	2/28/2035	—		—
Scott Copeland	—	10,000	(2)	94.86	6/17/2037	—		—

(1) These options vest 25% a year beginning February 28, 2024 through February 28, 2027.
(2) These options vest 25% a year beginning June 17, 2026 through June 17, 2029.
(3) These restricted stock units vest 20% a year beginning March 29, 2026.
(4) Based on the closing price of BancFirst Corporation common stock of $117.18 (as reported on NASDAQ as of December 31, 2024.)

Option Exercises

The following table shows the number of shares acquired and the value realized on the exercise of stock options during 2024 for each of the Company’s named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David R. Harlow	—	—
Hannah Andrus	—	—
Kevin Lawrence	42,709	2,448,221
David E. Rainbolt	—	—
Darryl W. Schmidt	—	—
Scott Copeland	—	—

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2024 is presented in the table below. All of the Company’s stock-based compensation plans have been approved by the Company’s stockholders. The material features of the compensation plans are described within Note 13 of the Company's Notes to Consolidated Financial Statements, which was included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2025.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders:	1,111,730	$58.16	492,822

Supplemental Retirement Benefits

The table below shows the present value of accumulated benefit payable to David R. Harlow, Darryl W. Schmidt and Scott Copeland under the Supplemental Executive Retirement Agreements dated November 15, 2006. None of the other named executive officers are covered by a supplemental retirement agreement. The number of years of credited service for Messrs. Harlow, Schmidt and Copeland is their total years of service with the Company. The present value of accumulated benefit payable to Messrs. Harlow, Schmidt and Copeland was determined using a retirement age of 65 and a discount rate of 6%.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David R. Harlow	Supplemental Executive Retirement Agreement	25.3	568,058	—
Darryl W. Schmidt	Supplemental Executive Retirement Agreement	21.6	563,026	—
Scott Copeland	Supplemental Executive Retirement Agreement	32.4	464,586	—

Under the terms of the Supplemental Executive Retirement Agreements, if Messrs. Harlow, Schmidt or Copeland remains continually employed with BancFirst until age 65, Mr. Harlow, Mr. Schmidt and Mr. Copeland will be entitled to a supplemental retirement benefit of $100,000 per year for ten years, irrespective of whether they then retire or continue to be employed by BancFirst beyond age 65. If Messrs. Harlow, Schmidt or Copeland dies during the ten-year period, their surviving spouse or other designated beneficiary will receive the remaining payments over the remainder of the ten-year period. A lump-sum distribution, equal to the discounted present value of the aggregate supplemental payments, is payable upon separation from service following a change of control of BancFirst or if Messrs. Harlow, Schmidt or Copeland is terminated without cause between the ages of 59 and 65. No benefits are payable under the agreement if Messrs. Harlow, Schmidt or Copeland (i) ceases to be employed by BancFirst for any reason (other than death) prior to reaching age 59 or (ii) is terminated by BancFirst for “cause,” as such term is defined in the agreement, prior to reaching age 65. If Messrs. Harlow, Schmidt or Copeland dies before age 65 while still employed with BancFirst, his surviving spouse or other designated beneficiary will receive a lump sum distribution equal to a percentage of the total lump sum amount of Messrs. Harlow, Schmidt or Copeland’s supplemental retirement income, calculated on the percentage that the total number of months between the effective date of the agreement and the executive’s death represents the total months between the effective date of the agreement and the date the executive would have reached age 65. Messrs. Harlow, Schmidt or Copeland will forfeit any non-distributed benefits payable under the agreement if he violates certain non-compete and confidentiality restrictions in the agreement.

Potential Payments upon Termination or Change-in-Control

Except for the Supplemental Executive Retirement Agreements of David R. Harlow, Darryl W. Schmidt and Scott Copeland described above, the Company has no agreements with any other named executive officer providing for potential payments upon termination of employment or a change-in-control of the Company.

Pay Ratio Disclosure

The SEC requires that we disclose a ratio that compares the annual total compensation of our median employee to that of our CEO. For purposes of this disclosure, annual total compensation for both the median employee and the CEO is determined in accordance with the definition of annual total compensation as disclosed in the Summary Compensation Table.

SEC rules permit us to identify the median employee only once every three years, unless there have been changes in our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. As a result, we decided to use the same median employee that we identified for our pay ratio disclosure in 2022. In identifying our median employee, we examined our entire employee population of 2,051 as of December

31, 2022. Our median employee was determined by reviewing wages, tips and other compensation on payroll records for our employee population, as reported to the IRS on Form W-2.

As shown in the Summary Compensation Table, Mr. Harlow’s annual total compensation for 2024 was $970,435 and the median employee’s annual total compensation was $36,066. Based upon this information, the ratio of the annual total compensation of Mr. Harlow to the median employee was 27 to 1.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

PAY VERSUS PERFORMANCE

The following table sets forth information required under the SEC's "pay versus performance" rules over the last five years, including: (i) the total compensation earned by our principal executive officer "PEO" (as reported on our Summary Compensation Table), (ii) the compensation “actually paid” to our PEO (calculated in accordance with Regulation S-K); (iii) the average of the total compensation earned by our other named executive officers "NEOs" (calculated based upon our Summary Compensation Table); (iv) the average compensation “actually paid” to our other NEOs (calculated in accordance with Regulation S-K); (v) our total shareholder return (TSR) compared to our peer group; (vi) our net income; and (vii) our diluted earnings per share (a selected performance measure):

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO David R. Harlow	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for other NEO's (2)	Average Compensation Actually Paid to other NEO's (1)(2)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income (Dollars in thousands)	Diluted Earnings Per Share (4)
2024	$970,435	$1,344,479	$602,170	$714,040	$208.74	$128.85	$216,354	$6.44
2023	921,902	1,117,506	648,062	699,813	170.28	106.87	212,465	6.34
2022	875,896	1,525,584	701,119	993,303	151.45	110.67	193,100	5.77
2021	796,734	1,055,367	557,195	671,370	119.14	132.19	167,630	5.03
2020	1,451,109	2,045,657	709,629	891,303	97.04	92.50	99,586	3.00

(1) Compensation actually paid (CAP) represents the amount computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to total compensation reported in our Summary Compensation Table. The reconciliation of the CAP is shown in the tables below.

(2) NEO's included in the average calculations are: Hannah Andrus for 2024 and Kevin Lawrence, Darryl W. Schmidt, David E. Rainbolt and Scott Copeland for all five years.

(3) Peer Group Total Shareholder Return using the NASDAQ Bank Stocks (U.S.).

(4) Diluted earnings per share was selected as the most important performance measurement for the current year other than net income which is also presented in the table.

David R. Harlow - PEO
Year	Summary Compensation Table Total	Deduct: Non-Qualified Deferred Compensation of Supplemental Executive Retirement Plan	Add: Service Cost of the Supplemental Executive Retirement Plan	Deduct: Equity Awards	Add: Change in Fair Value of Equity Awards	Compensation Actually paid
2024	$970,435	$(61,529)	$29,472	$—	$406,101	$1,344,479
2023	921,902	(56,297)	27,760	—	224,141	1,117,506
2022	875,896	(51,465)	26,147	—	675,006	1,525,584
2021	796,734	(47,006)	24,628	—	281,011	1,055,367
2020	1,451,109	(42,889)	23,197	(686,365)	1,300,605	2,045,657

Average Other NEOs (2)
Year	Summary Compensation Table Total	Deduct: Non-Qualified Deferred Compensation of Supplemental Executive Retirement Plan	Add: Service Cost of the Supplemental Executive Retirement Plan	Deduct: Equity Awards	Add: Change in Fair Value of Equity Awards	Compensation Actually paid
2024	$602,170	$(22,270)	$10,672	$(70,424)	$193,892	$714,040
2023	648,062	(25,470)	12,565	—	64,656	699,813
2022	701,119	(23,284)	11,835	(88,037)	391,670	993,303
2021	557,195	(21,266)	11,148	—	124,293	671,370
2020	709,629	(19,403)	10,500	(171,591)	362,168	891,303

CAP vs. TSR $900 $800 $700 $600 $500 $400 $300 $200 $100 $- 2020 2021 2022 $1

60.00 $140.00 $120.00 $100.00 $80.00 $60.00 $40.00 $20.00 $- PEO CAP ($000s) NEO’s CAP ($000s) TSR (Indexed to 2019 = $100)

Compensation Actually Paid Compared to Total Shareholder Return

The graph below shows our CAP compared to our TSR over the past five-year period. The amount of compensation actually paid to the Company's PEO and NEOs as a group is generally aligned with the Company's TSR over the five years presented in the table.

CAP vs. TSR
$2,500
$2,000
$1,500
$1,000
$500
$-
$250.00
$200.00
$150.00
$100.00
$50.00
$-
2020
2021
2022
2023
2024
PEO CAP ($000s)
NEO's CAP ($000s)
TSR (Indexed to 2019 = $100)

CAP vs. TSR

Compensation Actually Paid Compared to Net Income

The graph below shows our CAP compared to our net income over the past five-year period. The amount of compensation actually paid to the Company's PEO and NEOs as a group is generally aligned with the Company's net income over the five years presented in the table.

Compensation Actually Paid Compared to Diluted EPS

The graph below shows our CAP compared to our diluted EPS over the past five-year period. The amount of compensation actually paid to the Company's PEO and NEOs as a group is generally aligned with the Company's diluted EPS over the five years presented in the table.

CAP vs. Diluted EPS

Cumulative TSR of the Company Compared to the Cumulative TSR of the Peer Group

The graph below shows our TSR, showing the actual return of our stock price with dividends reinvested, expressed as a cumulative return to our shareholders over the past five-year period. The Company's cumulative TSR outperformed the NASDAQ Bank Stocks during 2020, 2022, 2023 and 2024.

TSR VS. PEER GROUP TSR
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
2019
2020
2021
2022
2023
2024
TSR (Indexed to 2019 = $100)
Peer Group TSR (Indexed to 2019 = $100)

TSR VS. PEER GROUP TSR

Most Important Financial Performance Measures. Listed below are the performance measures that our compensation committee views as the most important financial measures it uses to link the compensation actually paid to our principal executive officer and other named executive officers for the year ended December 31, 2024:

1.
Budgeted net income;
2.
Classified assets to capital; and
3.
Internal audit ratings.

DIRECTOR COMPENSATION

The Company provided the following elements of compensation during 2024 for its non-employee directors, each of whom is also a director of BancFirst:

• $1,500 per month to each non-employee director for serving on the Board.

• $1,500 per month to each non-employee director for serving on the BancFirst Board of Directors.

• $1,500 per month to each member of the Audit Committee.

• An additional $5,000 per quarter to the chairman of the Audit Committee.

• $1,500 per meeting to each member of the Compensation Committee.

• $1,500 per meeting to each member of the Information Security Committee.

• $12,500 per quarter to the Lead Independent Director.

• A grant of restricted stock units to each non-employee director at the time of their initial appointment or election to the Board, the number of which is determined by the Executive Committee and approved by the Compensation Committee.

On May 25, 2023, the shareholders of the Company adopted the BancFirst Corporation 2023 Restricted Stock Unit Plan (the "RSU Plan"). The RSU Plan was effective as of June 1, 2023 and for a period of ten years thereafter. The RSU Plan will continue in effect after such ten-year period until all matters relating to the payment of awards and administration of the RSU Plan have been settled. The restricted stock units ("RSUs") vest beginning two years from the date of grant at the rate of 20% per year for five years. The RSUs are settled and distributed as of each vesting date.

Prior to 2023, option grants were provided under the Non-Employee Directors’ Plan, which was terminated on June 1, 2023. The remaining options will continue to vest and are exercisable beginning four years from the date of grant at the rate of 25% per year for four years, and expire no later than the end of fifteen years from the date of grant. If a director is terminated for cause, all options will be forfeited immediately. If a director ceases to be a member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination (or 12 months in the case of termination on account of death).

Non-employee directors can elect to defer all or any portion of their cash compensation through the Deferred Stock Compensation Plan. Under the Deferred Stock Compensation Plan, directors of the Company, directors of BancFirst, directors of Pegasus, directors of Worthington and members of the community advisory boards of BancFirst may defer up to 100% of their Board fees. They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director or community board member terminates service as a Board member. Shares of the Company’s common stock are then distributed to the terminating director or community board member based upon the number of stock units accumulated in his or her account. Because stock units are not actual shares of the Company’s common stock, they do not have any voting rights.

Additionally, non-employee directors may be reimbursed for their expenses in connection with attending Board meetings.

The following table provides compensation information for the Company’s directors who served during fiscal 2024.

Director Compensation
Name	Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
F. Ford Drummond	19,500	24,602	(3)	—	18,000	(7)	62,102
Joseph Ford	—	64,307		—	—		64,307
Joe R. Goyne	—	9,685	(4)	—	—		9,685
Kimberly Ingram	—	277,362	(5)	—	—		277,362
Mautra Staley Jones	36,000	—		—	—		36,000
Bill G. Lance	18,000	40,483		—	—		58,483
Dave R. Lopez	31,500	5,332		—	—		36,832
William Scott Martin	54,000	—		—	—		54,000
Tom H. McCasland, III	36,000	37,867	(6)	—	18,000	(7)	91,867
Dr. Leslie J. Rainbolt	3,000	33,214		—	—		36,214
Robin Roberson	24,000	21,300		—	—		45,300
Natalie Shirley	—	51,402		—	—		51,402
Michael K. Wallace	36,000	—		—	—		36,000
Gregory G. Wedel	—	93,707		—	—		93,707
G. Rainey Williams, Jr.	60,500	36,881		—	18,000	(7)	115,381

(1) Represents the closing price of the Company’s common stock on each deferral date multiplied by the number of stock units allocated to the accounts of the respective participating directors for deferrals of fees under the Deferred Stock Compensation Plan and for additional stock units credited for the assumed reinvestment of dividends. As of December 31, 2024, each of the participating directors had the following aggregate number of stock units accumulated in their deferral accounts: F. Ford Drummond – 3,293; Joseph Ford – 5,517; Joe R. Goyne – 456; Kimberly Ingram – 106; Bill G. Lance – 2,854; Dave R. Lopez – 516; Tom H. McCasland, III – 22,258; Leslie Rainbolt – 336; Robin Roberson – 2,049; Natalie Shirley – 9,273; Gregory G. Wedel – 11,990; and G. Rainey Williams, Jr. – 5,973.

(2) As of December 31, 2024, each director had the following number of options outstanding: F. Ford Drummond – 20,000; Joseph Ford – 3,048; Mautra Staley Jones – 10,000; Bill G. Lance – 10,000; Dave R. Lopez – 4,000; Natalie Shirley – 20,000; and Gregory G. Wedel – 16,000.

(3) Includes deferrals of fees for serving as a Community Director.

(4) Includes deferrals of fees for serving as a Pegasus Director.

(5) In addition to stock units awarded under the Deferred Stock Compensation Plan, Kimberly Ingram was granted 2,500 shares of restricted stock units under the BancFirst Corporation 2023 Restricted Stock Unit Plan, on August 30, 2024, which are valued at the market price on that date.

(6) Includes deferrals of fees for serving as a Community Director and deferred fees for serving on BancFirst’s Senior Trust Committee.

(7) Consists of payments for serving on BancFirst’s Senior Trust Committee.

STOCK OWNERSHIP

Certain Beneficial Owners

As of March 31, 2025, we had 33,241,564 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2024, the only persons known by us to be beneficial owners of more than 5% of the Company’s common stock as of March 31, 2025 were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Rainbolt
P.O. Box 26788
Oklahoma City, OK 73126	4,997,381	(1)	15.03%

Dr. Leslie J. Rainbolt
P.O. Box 26788
Oklahoma City, OK 73126	4,914,000	(2)	14.78%

Blackrock Inc.
55 East 52nd Street
New York, NY 10055	3,170,197	(3)	9.54%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	2,301,640	(4)	6.92%

Kayne Anderson Rudnick Investment Management LLC
2000 Avenue of the Stars, Suite 1110
Los Angeles, CA 90067	2,162,402	(5)	6.51%

Investors Trust Company
1202 North Tenth Street
Duncan, OK 73533	2,044,095	(6)	6.15%

(1) Shares shown as beneficially owned by David E. Rainbolt include 4,310,000 shares held by BF Bank Partners LP, a family partnership of which Mr. Rainbolt is the managing partner and 73,381 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(2) Shares shown as beneficially owned by Dr. Leslie J. Rainbolt include 4,910,000 shares held by Main Street Banking Partners, LP, a family partnership of which Dr. Rainbolt is the managing partner. David E. Rainbolt is a co-managing partner.

(3) Based on a review of the Schedule 13G/A filed on February 5, 2025 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 3,126,692 shares and sole dispositive power as to 3,170,197 shares.

(4) Based on Schedule 13F filed on December 31, 2024 by The Vanguard Group, Inc.

(5) Based on Schedule 13F filed on December 31, 2024 by Kayne Anderson Rudnick Investment Management, LLC.

(6) Based on communication with Investors Trust Company. Investors Trust Company had sole voting power as to 1,959,089 shares, shared voting power as to 85,006 shares, sole dispositive power as to 1,959,089 shares and shared dispositive power as to 85,006 shares. Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts, which, in the aggregate, own these shares. Tom H. McCasland, III, a director of the Company, is a shareholder of Investors Trust Company and serves on its Board of Directors. Any voting or disposition of the Company’s common stock by Investors Trust Company is determined by its Board of Directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933.

Directors and Officers

As of March 31, 2025, the directors and executive officers of the Company as a group (26 persons, including certain executive officers of BancFirst), beneficially owned 10,622,235 shares of the Company’s common stock (31.95% of the total shares outstanding at that date), excluding 157,548 shares represented by options exercisable within 60 days. It is the intent of the directors and executive officers to vote these shares (i) FOR the election of the 17 nominees named herein as directors of the Company; (ii) FOR the ratification of Forvis Mazars, LLP as the Company’s independent registered public accounting firm; and (iii) FOR the approval of the compensation for the named executive officers.

The following table sets forth as of March 31, 2025 the number of shares of common stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the named executive officers listed in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding common stock owned by each. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after March 31, 2025. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

Name	Amount of Beneficial Ownership		Percent of Class
Hannah Andrus	36	(1)	*
Scott Copeland	13,740	(2)	*
F. Ford Drummond	16,000	(3)	*
Joseph Ford	3,048	(4)	*
Joe R. Goyne	16,243	(5)	*
David R. Harlow	49,418	(6)	*
Kimberly Ingram	125		*
Mautra Staley Jones	7,785	(7)	*
Bill G. Lance	10,400	(8)	*
Dave R. Lopez	4,000	(9)	*
William Scott Martin	214,499		*
Tom H. McCasland, III	189,976	(10)	*
David E. Rainbolt	4,997,381	(11)	15.03%
Dr. Leslie J. Rainbolt	4,914,000	(12)	14.78%
Robin Roberson	—		*
Darryl W. Schmidt	89,469	(13)	*
Natalie Shirley	26,000	(14)	*
Michael K. Wallace	11,400	(15)	*
Gregory G. Wedel	22,000	(16)	*
G. Rainey Williams, Jr.	64,600		*
All directors and executive officers as a group (26 persons)	10,779,783		32.43%
* Percent of class is less than 1%

(1)	Consists of shares held by the Retirement Plans for the accounts of Ms. Andrus.
(2)	Consists of shares held by the Retirement Plans for the accounts of Mr. Copeland.
(3)	Includes 10,000 shares Mr. Drummond has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(4)	Consists of shares Mr. Ford has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(5)	Includes 643 shares held by the ESOP for the account of Mr. Goyne and 10,000 shares Mr. Goyne has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(6)

Includes 9,918 shares held by the Retirement Plans for the accounts of Mr. Harlow and 32,500 shares Mr. Harlow has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.

(7)	Includes 7,500 shares Ms. Jones has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(8)	Includes 10,000 shares Mr. Lance has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(9)	Consists of shares Mr. Lopez has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(10)	Includes 6,844 shares held directly by Mr. McCasland’s wife and 183,132 shares held by three trusts of which Mr. McCasland is the trustee.
(11)

Includes 4,310,000 shares held by BF Bank Partners LP, a family partnership of which Mr. Rainbolt is the managing partner and 73,381 shares held by the Retirement Plans for the accounts of Mr. Rainbolt..

(12)	Includes 4,910,000 shares held by Main Street Banking Partners, LP, a family partnership of which Dr. Rainbolt is the managing partner.

(13)

Includes 7,975 shares held by the ESOP for the account of Mr. Schmidt and 32,500 shares Mr. Schmidt has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.

(14)	Includes 20,000 shares Ms. Shirley has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.
(15)	Includes 3,400 shares held by three trusts of which Mr. Wallace is the trustee.
(16)	Includes 16,000 shares Mr. Wedel has the right to acquire upon the exercise of options exercisable within 60 days after March 31, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that, during fiscal 2024, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the exception noted herein. A late Form 4 was filed for D. Jay Hannah on February 19, 2024 that was due February 14, 2024. A late Form 4 was filed for Thomas Howard McCasland III on February 27, 2025 that was due December 12, 2023. In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.

PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

If you would like to have a proposal considered for inclusion in the Proxy Statement for the 2026 Annual Meeting, you must submit your proposal no later than December 13, 2025. You must submit proposals in writing to the attention of the Secretary at the following address:

Secretary

BancFirst Corporation

100 N. Broadway Ave.

Oklahoma City, Oklahoma 73102

OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board.

BancFirst CORPORATION

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

BancFirst Corporation

Annual Meeting of Stockholders

For Stockholders of record as of March 31, 2025

Thursday, May 22, 2025 9:30 AM, Central Time

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:30 AM, Central Time, May 22, 2025.

Internet:
www.proxypush.com/BANF

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-870-6370

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David E. Rainbolt and Randy Foraker (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of BancFirst Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

BancFirst CORPORATION

BancFirst Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **FOR** ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	AGAINST	ABSTAIN	
	To vote for all directors in this section mark here:	☐			
	1.01 F. Ford Drummond	☐	☐	☐	**FOR**
	1.02 Joseph Ford	☐	☐	☐	**FOR**
	1.03 David R. Harlow	☐	☐	☐	**FOR**
	1.04 Kimberly Ingram	☐	☐	☐	**FOR**
	1.05 Mautra Staley Jones	☐	☐	☐	**FOR**
	1.06 Bill G. Lance	☐	☐	☐	**FOR**
	1.07 Dave R. Lopez	☐	☐	☐	**FOR**
	1.08 William Scott Martin	☐	☐	☐	**FOR**
	1.09 Tom H. McCasland, III	☐	☐	☐	**FOR**
	1.10 David E. Rainbolt	☐	☐	☐	**FOR**
	1.11 Dr. Leslie J. Rainbolt	☐	☐	☐	**FOR**
	1.12 Robin Roberson	☐	☐	☐	**FOR**
	1.13 Darryl W. Schmidt	☐	☐	☐	**FOR**
	1.14 Natalie Shirley	☐	☐	☐	**FOR**
	1.15 Michael K. Wallace	☐	☐	☐	**FOR**
	1.16 Gregory G. Wedel	☐	☐	☐	**FOR**
	1.17 G. Rainey Williams, Jr.	☐	☐	☐	**FOR**
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	**FOR**
3.	Advisory vote to approve executive compensation.	☐	☐	☐	**FOR**
4.	To transact other business as may properly come before the meeting or any adjournments or postponements thereof.				

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date

Signature (if held jointly) ____________ Date